EXHIBIT 10.3
	PROMISSORY NOTE


$271,093.54                                                 November 22, 1999


     FOR VALUE RECEIVED and intending to be legally bound, ADDvantage Media Group, Inc., an Oklahoma corporation (hereinafter called "Maker"), promises to pay to the order of Randy L. Weideman Deborah R. Weideman, as joint tenants with right of survivorship (hereinafter called "Payee"), at Deshler, Nebraska, or such other place as Payee may designate in writing, the principal sum of Two Hundred Seventy-One Thousand Ninety-Three and 54/100 ($271,093.54) in lawful money of the United States of America, together with interest on the outstanding principal balance thereof at a rate per annum equal to eight percent (8%) from date hereof until paid, subject to increase upon an event of default.

     Except as provided in the Agreement and Plan of Merger dated November 22, 1999 (the "Merger Agreement") entered into by and among Maker, TULSAT Corporation, Lee CATV Corporation, Diamond W Investments, Inc. and Payee, the amounts due hereunder shall be paid in eight equal quarterly installments of principal, together with interest thereon at the rate of 8% per annum from the date hereof, on the 22nd day of January, April, July and October of each calendar year, with the first payment being due on January 22, 2000, and with the final installment being due and payable on the 22nd day of October, 2001 in the full amount of the then outstanding balance of principal and accrued but unpaid interest due hereunder.

     The occurrence of any of the following events shall constitute an event of default:

         (a) A default in the payment of the principal or interest on this Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, and continuance of such default for a period of ten days after receipt of notice from the Payee as to such default.

         (b) The entry of a decree or order by a court having jurisdiction adjudging the Maker a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or the commencement against Maker of a proceeding under the federal bankruptcy law or any applicable federal or state bankruptcy, insolvency or similar law and the continuance of any such proceedings unstayed and in effect for a period of 90 days or more; or the commencement by the Maker of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Maker or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action.

     Upon the occurrence of an event of default under this Note, the entire unpaid balance of the indebtedness evidenced by this Note shall, (a) at Payee's option, become immediately due and payable, without presentment, demand, protest, or notice of any kind (all of which are hereby waived by the Maker), together with all costs and expense of collection, including reasonable attorneys' fees, and (b) bear interest at a rate equal to the lesser of the highest rate allowed by law or sixteen percent (16%) per annum until paid in full. Payee shall be entitled to avail himself of all available rights and remedies at law or in equity. The remedies of Payee shall be cumulative and concurrent, and may be pursued singularly, successively, or together against Maker at the sole discretion of Payee, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

     Amounts due and payable hereunder may be offset or deferred as provided in
Article XII of the Merger Agreement.

     Maker and any guarantors hereby waive presentment for payment, demand (except as specifically provided for hereunder), notice of dishonor, protest, notice of protest, and all other notices in connection with delivery, acceptance, performance or default of the payment of this Note, and hereby consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note.

     Payee shall not by any act of omission or commission be deemed to waive any of his rights or remedies hereunder, unless such waiver be in writing and signed by Payee, and then only to the extent specifically set forth therein; and a waiver of one event shall not be construed as a continuing waiver or as a bar to or waiver of such right or remedy with respect to a subsequent event.

     This Note may be prepaid at any time, in whole or in part, without penalty or premium.

     The words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include the respective heirs, personal representatives, successors and assigns (specifically including any subsequent holder hereof) of Payee and Maker.

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the day and year first above written.


                                                ADDVANTAGE MEDIA GROUP, INC.


    						                                   By: /s/ David E. Chymiak
                                                 David E. Chymiak, President

                                      -2-



